Exhibit 10.4


      NEW HARVEST CAPITAL CORPORATION
            225 West 37th Street
          New York, New York 10018




                              February 1, 2002

Mr. Joseph L. Murphy,
President & CEO
JLM Couture, Inc.
501 Seventh Avenue
Suite 1318
New York, NY 10018

Re:  New Harvest Capital Corporation ("Harvest")

Dear Mr. Murphy:

     This will confirm that Harvest agrees
to sell and JLM Couture, Inc. ("JLM") agrees to purchase 68,740 shares of JLM Common Stock at $ 2.355 per share, that being the average closing ask price for the ten consecutive trading days prior to the date hereof.

     If this accurately reflects your
understanding of the agreement, please
execute and date a copy of this letter
where indicated below and return it by fax and mail. Please send a check for payment in the amount of $161,882.70 and we will arrange to transfer the 68,740 shares of JLM
Common Stock to JLM.

     Should you have any questions, please call.

                    Sincerely

                    NEW HARVEST CAPITAL CORPORATION


                    By:  /s/Joseph L. Murphy
                    Name:   Joseph L. Murphy
                    Title:  President


Agreed and Accepted this
2nd day of February 2002

JLM COUTURE, INC.



By: /s/Joseph L. Murphy
    Joseph L. Murphy, President & CEO